  EX-35.5
(logo) WELLS FARGO

Corporate Trust Services
MAC N2702-011
Columbia, MD 21045

Tel: 410 884 2000
Fax: 410 715 2380

Deutsche Mortgage & Asset Receiving Corporation
60 Wall Street
New York, NY 10005

RE: Annual Statement as to Compliance

The undersigned, a duly authorized officer of Wells Fargo Bank, N.A. (“Wells Fargo”), hereby certifies as follows for the calendar year 2011:

(a) a review of Wells Fargo’s activities as Certificate Administrator under the servicing agreement(s) listed on Schedule A hereto (the “Servicing Agreement(s)”) has been made under my supervision; and

(b) to the best of my knowledge, based on such review Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout the reporting period.

March 1, 2012

/s/ Judith J. Rishel
JUDITH RISHEL
Vice President

Wells Fargo Bank, N.A.
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(logo) WELLS FARGO

Corporate Trust Services
MAC N2702-011
Columbia, MD 21045

Tel: 410 884 2000
Fax: 410 715 2380

To: Deutsche Mortgage & Asset Receiving Corporation

Schedule A

List of Servicing Agreement(s) and Series

1	Pooling and Servicing Agreement for DBUBS 2011-LC3 Commercial Mortgage Pass-Through Certificates, Series 2011-LC3, Wells Fargo Bank, N.A. as Certificate Administrator.

Wells Fargo Bank, N.A.
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